SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

F O R M  8–K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     February 26, 2007

NORTH BAY BANCORP
(Exact name of registrant as specified in its charter)

California	0-31080	68-0434802
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1190 Airport Road, Suite 101, Napa, California 94558
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (707) 257-8585

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

Setting of  2007 Annual Base Salaries and 2006 Bonuses

On February 26, 2007,  the Board of Directors of North Bay Bancorp, upon the recommendation of the Compensation Committee, set the 2007 Annual Base salaries and the 2006 bonuses for executive officers. The following chart shows the 2007 base salary and the bonuses to be paid in 2007 based on 2006 performance for each executive officer of North Bay:

Executive Officer

Title

2007 Salary

2006 Bonus

Terry L. Robinson

President and CEO North Bay Bancorp;

$236,000

  (1)

CEO The Vintage Bank

Glen C. Terry

President, The Vintage Bank

$183,000

$57,225

John A. Nerland

Executive Vice President of

$195,000

$66,500

North Bay Bancorp and

Chief Credit Officer of

The Vintage Bank

Michael W. Wengel

Executive Vice President and Chief

$190,000

$32,600

Financial Officer of North Bay Bancorp

and The Vintage Bank

Stephanie Rode

Senior Vice President and Compliance/

$126,000

$41,000

Risk Manager

for The Vintage Bank

(1)  On January 22, 2007, the Board of Directors of North Bay Bancorp, upon the recommendation of the Compensation Committee, set the 2006 performance bonus for President and CEO Terry L. Robinson at $70,000, which amount was reported on a Current Report on Form 8-K filed with the SEC on January 25, 2007.

Item 8.01. – Other Events

Declaration of Dividends.

On February 26, 2007, the Board of Directors of North Bay Bancorp declared a $0.14 per share cash dividend for shareholders of record as of March 8, 2007, payable on March 26, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 27, 2007

NORTH BAY BANCORP

 /s/ Terry L. Robinson

Terry L. Robinson, President and Chief

Executive Officer (Principal Executive Officer)

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